UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2005

ECC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32430	84-1642470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1833 Alton Parkway, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 856-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2005, Encore Credit Corp., a direct wholly owned subsidiary of the registrant (“Encore”), Bravo Credit Corporation, an indirect wholly owned subsidiary of the registrant (“Bravo”), and the registrant entered into Amendment No. 2 to the Amended and Restated Master Repurchase Agreement with IXIS Real Estate Capital Inc. (“Amendment No. 2”). The purpose of Amendment No. 2 was to amend the definition of “Termination Date” in order to extend the termination date from June 29, 2005 to February 17, 2006. Amendment No. 2 is filed as Exhibit 10.1.

On June 1, 2005, Encore, Bravo, the registrant and Countrywide Warehouse Lending entered into Amendment No. 12 to Commitment Letter (“Amendment No. 12”). The purpose of Amendment No. 12 was to amend the Renewal of Commitment Letter, dated as of November 14, 2003, in order to extend the termination date from May 31, 2005 to June 15, 2005. Amendment No. 12 is filed as Exhibit 10.2.

Item 8.01.	Other Events.

On May 31, 2005, the registrant issued a press release announcing the completion of a $1.4 billion asset-backed securitization. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2 to Amended and Restated Master Repurchase Agreement, dated as of June 1, 2005, by and among Encore Credit Corp., ECC Capital Corporation, Bravo Credit Corporation and IXIS Real Estate Capital Inc.

10.2	Amendment No. 12 to Renewal of Commitment Letter, dated as of June 1, 2005, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation.

99.1	Press Release dated May 31, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC CAPITAL CORPORATION

June 3, 2005	By:	/s/ Shahid S. Asghar
Shahid S. Asghar President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2 to Amended and Restated Master Repurchase Agreement, dated as of June 1, 2005, by and among Encore Credit Corp., ECC Capital Corporation, Bravo Credit Corporation and IXIS Real Estate Capital Inc.

10.2	Amendment No. 12 to Renewal of Commitment Letter, dated as of June 1, 2005, by and among Countrywide Warehouse Lending, Encore Credit Corp., Bravo Credit Corporation and ECC Capital Corporation.

99.1	Press Release dated May 31, 2005.